Exhibit 23.3

To Whom It May Concern:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 11, 2025 with respect to the financial statements of Vidello Limited for the years ended March 31, 2024 and 2023.

Very truly yours,

/s/ Bush & Associates CPA LLC

Bush & Associates CPA LLC (PCAOB 6797)
Las Vegas, Nevada
February 13, 2026

9555 S Eastern Ave., Suite 280, Las Vegas, NV 89123 ● 702.703.5979 ● www.bushandassociatescpas.com